Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBest® Announces Second Quarter 2018  Results

•

Second quarter 2018 revenue of $793.4 million, and net income of $1.2 million, or $0.05 per diluted share, includes the impact of a multiemployer pension withdrawal liability charge.  On a non-GAAP[1] basis, second quarter 2018 net income was $29.8 million, doubling to $1.12 per diluted share from second quarter 2017.

•	Solid second quarter Asset-Based revenue and operating income associated with yield management initiatives and cost control.
•	Asset-Light revenue growth in the midst of tight truckload capacity in the marketplace.

FORT SMITH, Arkansas, July 31, 2018 — ArcBest® (Nasdaq: ARCB), a leading logistics company with creative problem solvers who deliver integrated solutions, today reported second quarter 2018 revenue of $793.4 million compared to second quarter 2017 revenue of $720.4 million.  This represented a record level of quarterly consolidated revenue in ArcBest’s history.  Second quarter 2018 operating income, including the $37.9 million multiemployer pension charge described in the following paragraph, was $3.2 million compared to operating income of $25.8 million in the same quarter last year.  Net income was $1.2 million, or $0.05 per diluted share compared to second quarter 2017 net income of $15.8 million, or $0.60 per diluted share.

Excluding certain items in both periods, as identified in the attached reconciliation tables, non-GAAP operating income was $41.4 million in second quarter 2018 compared to second quarter 2017 operating income of $26.1 million.    On a non-GAAP basis, net income was $29.8 million, or $1.12 per diluted share, in second quarter 2018 compared to second quarter 2017 net income of $14.8 million, or $0.56 per diluted share.  Adjustments in the second quarter 2018 period include a one-time, withdrawal liability charge of $37.9 million impacting operating income ($28.2 million, or $1.05 per diluted share after-tax) related to a previously announced agreement regarding the restructure of ABF Freight’s obligation with one multiemployer pension plan2.

“We were pleased to report a very solid second quarter, once again recording growth in revenue and operating income, particularly in our Asset-Based business,” said Chairman, President and Chief Executive Judy R. McReynolds.  “While shipment levels were down amid slightly lower freight tonnage in our Asset-Based business, our pricing remained strong and we were pleased to see continued growth in revenue per hundredweight.  Our Asset-Light business also experienced strong revenue growth on higher pricing, with operating results impacted by higher purchased transportation costs reflecting tight capacity conditions.”

1.	U.S. Generally Accepted Accounting Principles
2.

As disclosed in Form 8-K filed July 11, 2018, ABF Freight’s multiemployer pension plan obligation with the New England Teamsters and Trucking Industry Pension Fund (the “Fund”) will be restructured, which results in ABF Freight withdrawing as a participating employer in the Fund and the one-time withdrawal liability charge recorded in second quarter 2018.

Asset-Based

Results of Operations

Second Quarter 2018 Versus Second Quarter 2017

•	Revenue of $559.2 million compared to $514.5 million, a per-day increase of 7.8 percent.
•	Tonnage per day decrease of 0.9 percent.
•	Shipments per day decrease 6.1 percent.
•

Total billed revenue per hundredweight increased 9.4 percent and was positively impacted by Asset-Based pricing initiatives and higher fuel surcharges.  Excluding fuel surcharge, the percentage increase on ArcBest’s Asset-Based LTL freight was in the high-single digits.

•

Operating income of $3.4 million and an operating ratio of 99.4 percent, including the $37.9 million impact of a multiemployer pension withdrawal liability charge, compared to second quarter 2017 operating income of $22.9 million and an operating ratio of 95.6 percent.  On a non-GAAP basis, operating income of $41.3 million and an operating ratio of 92.6 percent compared to operating income of $22.9 million and an operating ratio of 95.6 percent.

ArcBest’s Asset-Based business continued to benefit from a solid freight environment, the on-going benefits of yield management initiatives and cost controls throughout its freight handling network.  Strength in account pricing and higher fuel surcharges contributed to strong growth in both revenue per hundredweight and billed revenue per shipment.  Average shipment size increased reflecting positive changes in freight mix and shipment profile.  Though tonnage and shipment totals continued to be below prior year levels, trends in these business metrics improved in each month of the quarter.  Increases in larger transactional shipments, resulting from current market conditions, were another positive factor in the quarter.

Asset-Light‡

Results of Operations

Second Quarter 2018 Versus Second Quarter 2017

•	Revenue of $246.8 million compared to $212.4 million, a per-day increase of 15.3 percent.
•	Operating income of $4.7 million compared to operating income of $6.7 million. On a non-GAAP basis, operating income of $4.9 million compared to $6.7 million.
•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $8.7 million compared to Adjusted EBITDA of $10.2 million.

ArcBest’s second quarter revenue growth was driven by higher market rates resulting from continued tightness in available truckload capacity.  Total daily ArcBest shipments were below the prior year’s second quarter.  As experienced in recent periods, market conditions contributed to reductions in net revenue margins related to the challenges of adequately matching shipper rates with the costs of purchased transportation.  The decline in second quarter ArcBest operating income was the result of net revenue margin compression and the impact of the previously announced sale of the military moving business in December 2017.  Quarterly results were also affected by higher purchase accounting expense and investments in technology and personnel associated with managed transportation solutions and maintaining customer service.  Revenue and profitability growth at FleetNet were driven by increased event count combined with labor and cost control versus last year’s second quarter.

Closing Comments

“The general economic environment remained favorable in the second quarter, lending a strong foundation for us to continue executing on our various initiatives to enable an exceptional customer experience across all of our service offerings,” said McReynolds. “By offering integrated solutions and helping our customers source capacity through our owned assets and trusted carrier partners, we are providing them great value in this tight market. Our expertise across the entire supply chain has also enabled us to win more business in managed transportation as we solve the increasingly complex supply chain problems our customers encounter.”

Conference Call

ArcBest will host a conference call with company executives to discuss the 2018 second quarter results. The call will be on Wednesday, August 1st at 9:30 a.m. EDT (8:30 a.m. CDT). Interested parties are invited to listen by calling (888) 612-1052. Following the call, a recorded playback will be available through the end of the day on September 15, 2018. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21892256. The conference call and playback can also be accessed, through September 15, 2018, on ArcBest’s website at arcb.com.

Call participants can submit questions this afternoon prior to the conference call by emailing them to ir@arcb.com.  On the call, we will respond to as many questions as possible in the time available.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a leading logistics company with creative problem solvers who deliver integrated solutions.  We'll find a way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  At ArcBest, we’re More Than LogisticsSM.  For more information, visit arcb.com.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended June 30, 2018 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; relationships with employees, including unions, and our ability to attract and retain employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; the loss or reduction of business from large customers; the cost, timing, and performance of growth initiatives; competitive initiatives and pricing pressures; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; greater than expected funding requirements for our nonunion defined benefit pension plan; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; governmental regulations; environmental laws and regulations, including emissions-control regulations; the cost, integration, and performance of any recent or future acquisitions; not achieving some or all of the expected financial and operating benefits of our corporate restructuring or incurring additional costs or operational inefficiencies as a result of the restructuring; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; litigation or claims asserted against us; the loss of key employees or the inability to execute succession planning strategies; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; potential impairment of goodwill and intangible assets; maintaining our intellectual property rights, brand, and corporate reputation; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

NOTE

 ‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017
	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$793,350	$720,368	$1,493,351	$1,371,456

OPERATING EXPENSES (includes one-time charge)(1)(2)	790,194	694,601	1,477,470	1,355,589

OPERATING INCOME(2)	3,156	25,767	15,881	15,867

OTHER INCOME (COSTS)
Interest and dividend income	714	285	1,240	559
Interest and other related financing costs	(2,013)	(1,389)	(4,072)	(2,704)
Other, net(2)	(1,123)	(528)	(3,324)	(2,234)
	(2,422)	(1,632)	(6,156)	(4,379)

INCOME BEFORE INCOME TAXES	734	24,135	9,725	11,488

INCOME TAX PROVISION (BENEFIT)	(499)	8,358	(1,462)	3,118

NET INCOME	$1,233	$15,777	$11,187	$8,370

EARNINGS PER COMMON SHARE(3)
Basic	$0.05	$0.61	$0.43	$0.32
Diluted	$0.05	$0.60	$0.42	$0.32

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,670,325	25,767,791	25,656,674	25,726,363
Diluted	26,699,549	26,291,641	26,653,282	26,378,436

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08	$0.16	$0.16

1)	Includes a $37.9 million multiemployer pension fund withdrawal liability charge for the three and six months ended June 30, 2018.
2)

Effective January 1, 2018, the Company retrospectively adopted an amendment to ASC Topic 715, Compensation – Retirement Benefits, which requires changes to the financial statement presentation of certain components of net periodic benefit cost related to pension and other postretirement benefits accounted for under ASC Topic 715. As a result of adopting this amendment, the service cost component of net periodic benefit cost continues to be included in Operating Expenses, but the other components of net periodic benefit cost, including pension settlement expense, are presented in Other Income (Costs) for the three and six months ended June 30, 2018 and 2017.

3)

ArcBest uses the two-class method for calculating earnings per share. This method requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2018	2017
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$159,307	$120,772
Short-term investments	68,013	56,401
Accounts receivable, less allowances (2018 - $8,057; 2017 - $7,657)	309,112	279,074
Other accounts receivable, less allowances (2018 - $952; 2017 - $921)	19,548	19,491
Prepaid expenses	19,912	22,183
Prepaid and refundable income taxes	4,665	12,296
Other	9,509	12,132
TOTAL CURRENT ASSETS	590,066	522,349

PROPERTY, PLANT AND EQUIPMENT
Land and structures	338,902	344,224
Revenue equipment	818,674	793,523
Service, office, and other equipment	190,109	179,950
Software	131,139	129,589
Leasehold improvements	9,131	8,888
	1,487,955	1,456,174
Less allowances for depreciation and amortization	896,738	865,010
	591,217	591,164

GOODWILL	108,320	108,320
INTANGIBLE ASSETS, NET	71,206	73,469
DEFERRED INCOME TAXES	6,226	5,965
OTHER LONG-TERM ASSETS	65,261	64,374
	$1,432,296	$1,365,641

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$176,034	$129,099
Income taxes payable	511	324
Accrued expenses	221,880	211,237
Current portion of long-term debt	51,562	61,930
TOTAL CURRENT LIABILITIES	449,987	402,590

LONG-TERM DEBT, less current portion	198,070	206,989
PENSION AND POSTRETIREMENT LIABILITIES	36,169	39,827
OTHER LONG-TERM LIABILITIES	38,456	15,616
DEFERRED INCOME TAXES	41,099	49,157

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2018: 28,541,578 shares; 2017: 28,495,628 shares	285	285
Additional paid-in capital	322,895	319,436
Retained earnings	449,442	438,379
Treasury stock, at cost, 2018: 2,857,460 shares; 2017: 2,851,578 shares	(86,265)	(86,064)
Accumulated other comprehensive loss	(17,842)	(20,574)
TOTAL STOCKHOLDERS’ EQUITY	668,515	651,462
	$1,432,296	$1,365,641

Note:  The balance sheet at December 31, 2017 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2018	2017
	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$11,187	$8,370
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	51,409	48,332
Amortization of intangibles	2,264	2,271
Pension settlement expense	1,085	2,701
Share-based compensation expense	3,544	3,599
Provision for losses on accounts receivable	1,069	1,053
Deferred income tax provision (benefit)	(10,818)	2,687
Gain on sale of property and equipment	(166)	(412)
Changes in operating assets and liabilities:
Receivables	(31,281)	(21,091)
Prepaid expenses	2,393	(2,549)
Other assets	2,018	(3,100)
Income taxes	8,024	458
Multiemployer pension fund withdrawal liability(1)	37,922	—
Accounts payable, accrued expenses, and other liabilities	40,914	9,007
NET CASH PROVIDED BY OPERATING ACTIVITIES	119,564	51,326

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(24,763)	(27,123)
Proceeds from sale of property and equipment	2,074	2,751
Purchases of short-term investments	(26,006)	(6,223)
Proceeds from sale of short-term investments	14,647	9,065
Capitalization of internally developed software	(5,997)	(4,323)
NET CASH USED IN INVESTING ACTIVITIES	(40,045)	(25,853)

FINANCING ACTIVITIES
Borrowings under accounts receivable securitization program	—	10,000
Payments on long-term debt	(33,694)	(34,948)
Net change in book overdrafts	(2,888)	(2,478)
Deferred financing costs	—	(275)
Payment of common stock dividends	(4,116)	(4,144)
Purchases of treasury stock	(201)	(3,611)
Payments for tax withheld on share-based compensation	(85)	(2,690)
NET CASH USED IN FINANCING ACTIVITIES	(40,984)	(38,146)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	38,535	(12,673)
Cash and cash equivalents and restricted cash at beginning of period	120,772	115,242
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$159,307	$102,569

NONCASH INVESTING ACTIVITIES
Equipment financed	$14,407	$38,593
Accruals for equipment received	$8,649	$3,179

1)

As previously discussed in this press release, ABF Freight, Inc. recorded a one-time charge in June 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Six Months Ended
	June 30				June 30
	2018		2017		2018		2017
	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$559,239		$514,537		$1,041,354		$978,893

ArcBest	199,987		175,929		381,920		328,805
FleetNet	46,792		36,501		94,551		76,739
Total Asset-Light	246,779		212,430		476,471		405,544

Other and eliminations	(12,668)		(6,599)		(24,474)		(12,981)
Total consolidated revenues	$793,350		$720,368		$1,493,351		$1,371,456

OPERATING EXPENSES(1)
Asset-Based(2)
Salaries, wages, and benefits	$286,750	51.3%	$286,904	55.8%	$556,529	53.5%	$566,284	57.9%
Fuel, supplies, and expenses	65,040	11.6	58,541	11.4	127,233	12.2	116,931	11.9
Operating taxes and licenses	11,910	2.1	12,191	2.4	23,666	2.3	24,014	2.5
Insurance	7,979	1.4	7,602	1.5	14,607	1.4	14,720	1.5
Communications and utilities	4,135	0.7	4,168	0.8	8,656	0.8	8,685	0.9
Depreciation and amortization	21,362	3.8	20,716	4.0	42,292	4.1	41,234	4.2
Rents and purchased transportation	63,253	11.3	53,189	10.3	109,386	10.5	99,615	10.2
Shared services(2)	56,825	10.2	46,600	9.1	102,432	9.8	90,104	9.2
Multiemployer pension fund withdrawal liability charge(3)	37,922	6.8	—	—	37,922	3.6	—	—
(Gain) loss on sale of property and equipment	(266)	—	25	—	(399)	—	(592)	(0.1)
Other	948	0.2	1,673	0.3	2,247	0.2	3,178	0.3
Restructuring costs(4)	—	—	33	—	—	—	173	—
Total Asset-Based	555,858	99.4%	491,642	95.6%	1,024,571	98.4%	964,346	98.5%

ArcBest(2)
Purchased transportation	162,920	81.5%	139,432	79.3%	311,292	81.5%	261,419	79.5%
Supplies and expenses	3,538	1.7	3,742	2.1	6,768	1.8	7,412	2.3
Depreciation and amortization(5)	3,597	1.8	3,230	1.8	7,005	1.8	6,496	2.0
Shared services(2)	23,536	11.7	20,658	11.7	45,404	11.9	40,244	12.2
Other	2,546	1.3	2,873	1.7	4,427	1.2	5,338	1.6
Restructuring costs(4)	143	0.1	65	—	152	—	875	0.3
	196,280	98.1%	170,000	96.6%	375,048	98.2%	321,784	97.9%
FleetNet	45,763	97.8%	35,754	98.0%	92,001	97.3%	74,971	97.7%
Total Asset-Light	242,043		205,754		467,049		396,755

Other and eliminations(6)	(7,707)		(2,795)		(14,150)		(5,512)
Total consolidated operating expenses	$790,194	99.6%	$694,601	96.4%	$1,477,470	98.9%	$1,355,589	98.8%

OPERATING INCOME(1)
Asset-Based	$3,381		$22,895		16,783		14,547

ArcBest	3,707		5,929		6,872		7,021
FleetNet	1,029		747		2,550		1,768
Total Asset-Light	4,736		6,676		9,422		8,789

Other and eliminations(6)	(4,961)		(3,804)		(10,324)		(7,469)
Total consolidated operating income	$3,156		$25,767		$15,881		$15,867

1)

In accordance with an amendment to ASC Topic 715, Compensation – Retirement Benefits, which the Company retrospectively adopted effective January 1, 2018, the components of net periodic benefit cost other than service cost are presented within Other Income (Costs) in the consolidated financial statements for all periods presented and, therefore, excluded from the presentation of operating segment data within this table. The detail of the Company’s net periodic benefit costs are presented in Note F to the consolidated financial statements included in Part I, Item I of the Company’s second quarter 2018 Quarterly Report on Form 10-Q.

2)

The presentation of segment expenses allocated from shared services was modified during third quarter 2017 and reclassifications have been made to the prior period operating segment expenses to conform to the current year presentation. Previously, expenses allocated from company-wide functions were categorized in individual segment expense line items by type of expense. Allocated expense is now presented on a single “Shared services” line within the Company’s operating segment disclosures. There was no impact on each segment’s total expenses as a result of the reclassifications.

3)

As previously discussed in this press release, ABF Freight, Inc. recorded a one-time charge in June 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

4)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
5)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships, and software associated with acquired businesses.
6)

“Other” corporate costs include restructuring charges of $0.2 million and $0.3 million for the three months ended June 30, 2018 and 2017, respectively, and $0.6 million and $0.9 million for the six months ended June 30, 2018 and 2017, respectively. (See Segment Operating Income Reconciliations of GAAP to Non-GAAP Financial Measures table.) Other corporate costs also include additional investments to provide an improved platform for revenue growth and for offering ArcBest services across multiple operating segments.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017
	(Unaudited)
	($ thousands, except per share data)
ArcBest Corporation - Consolidated

Operating Income
Amounts on GAAP basis	$3,156	$25,767	$15,881	$15,867
Multiemployer pension fund withdrawal liability charge, pre-tax(1)	37,922	—	37,922	—
Restructuring charges, pre-tax(2)	340	363	716	1,994
Non-GAAP amounts	$41,418	$26,130	$54,519	$17,861

Net Income
Amounts on GAAP basis	$1,233	$15,777	$11,187	$8,370
Multiemployer pension fund withdrawal liability charge, after-tax(1)	28,161	—	28,161	—
Restructuring charges, after-tax(2)	252	220	529	1,209
Deferred tax adjustment for 2017 Tax Reform Act(3)	(50)	—	(2,641)	—
Impact of 2017 Tax Reform Act on current tax expense(3)	(9)	—	(69)	—
Nonunion pension expense, including settlement, after-tax(4)	1,301	364	2,821	1,535
Life insurance proceeds and changes in cash surrender value	(819)	(407)	(934)	(987)
Tax benefit from vested RSUs(5)	(282)	(1,170)	(301)	(1,245)
Alternative fuel tax credit(6)	—	—	(1,203)	—
Non-GAAP amounts	$29,787	$14,784	$37,550	$8,882

Diluted Earnings Per Share
Amounts on GAAP basis	$0.05	$0.60	$0.42	$0.32
Multiemployer pension fund withdrawal liability charge, after-tax(1)	1.05	—	1.06	—
Restructuring charges, after-tax(2)	0.01	0.01	0.02	0.05
Deferred tax adjustment for 2017 Tax Reform Act(3)	—	—	(0.10)	—
Impact of 2017 Tax Reform Act on current tax expense(3)	—	—	—	—
Nonunion pension expense, including settlement, after-tax(4)	0.05	0.01	0.11	0.06
Life insurance proceeds and changes in cash surrender value	(0.03)	(0.02)	(0.04)	(0.04)
Tax benefit from vested RSUs(5)	(0.01)	(0.04)	(0.01)	(0.05)
Alternative fuel tax credit(6)	—	—	(0.05)	—
Non-GAAP amounts	$1.12	$0.56	$1.41	$0.34

1)

As previously discussed in this press release, ABF Freight, Inc. recorded a one-time charge in June 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
3)

Impact on current or deferred income tax expense as a result of recognizing a reasonable estimate of the tax effects of the Tax Cuts and Jobs Act (“2017 Tax Reform Act”) that was signed into law on December 22, 2017.

4)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, for all periods presented, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as an amendment to terminate the nonunion defined benefit pension plan with a termination date of December 31, 2017 was executed in November 2017. Plan participants will have an election window in which they can choose any form of payment allowed by the plan for immediate commencement of payment or defer payment until a later date with pension settlements related to the plan termination which may occur in 2018.

5)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax benefit during the three and six months ended June 30, 2018 and 2017.
6)	Represents the amount of the alternative fuel tax credit related to the year ended December 31, 2017 which was recorded in first quarter 2018 due to the February 2018 retroactive reinstatement.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended June 30, 2018
			Income	Income
		Other	Before	Tax
	Operating	Income	Income	Provision	Net	Effective Tax
	Income	(Costs)	Taxes	(Benefit)	Income	(Benefit) Rate
Amounts on GAAP basis	$3,156	$(2,422)	$734	$(499)	$1,233	(68.0)%
Multiemployer pension fund withdrawal liability charge(1)	37,922	—	37,922	9,761	28,161	25.7
Restructuring charges(2)	340	—	340	88	252	25.9
Deferred tax adjustment for 2017 Tax Reform Act(3)	—	—	—	50	(50)	—
Impact of 2017 Tax Reform Act on current tax expense(3)	—	—	—	9	(9)	—
Nonunion pension expense, including settlement(4)	—	1,752	1,752	451	1,301	25.7
Life insurance proceeds and changes in cash surrender value	—	(819)	(819)	—	(819)	—
Tax benefit from vested RSUs(5)	—	—	—	282	(282)	—
Non-GAAP amounts	$41,418	$(1,489)	$39,929	$10,142	$29,787	25.4%

	Three Months Ended June 30, 2017
			Income
		Other	Before	Income
	Operating	Income	Income	Tax	Net	Effective Tax
	Income	(Costs)	Taxes	Provision	Income	(Benefit) Rate
Amounts on GAAP basis	$25,767	$(1,632)	$24,135	$8,358	$15,777	34.6%
Restructuring charges(2)	363	—	363	143	220	39.4
Nonunion pension expense, including settlement(4)	—	596	596	232	364	38.9
Life insurance proceeds and changes in cash surrender value	—	(407)	(407)	—	(407)	—
Tax benefit from vested RSUs(5)	—	—	—	1,170	(1,170)	—
Non-GAAP amounts	$26,130	$(1,443)	$24,687	$9,903	$14,784	40.1%

	Six Months Ended June 30, 2018
			Income	Income
		Other	Before	Tax
	Operating	Income	Income	Provision	Net	Effective
	Income	(Costs)	Taxes	(Benefit)	Income	Tax Rate
Amounts on GAAP basis	$15,881	$(6,156)	$9,725	$(1,462)	$11,187	(15.0)%
Multiemployer pension fund withdrawal liability charge(1)	37,922	—	37,922	9,761	28,161	25.7
Restructuring charges(2)	716	—	716	187	529	26.1
Deferred tax adjustment for 2017 Tax Reform Act(3)	—	—	—	2,641	(2,641)	—
Impact of 2017 Tax Reform Act on current tax expense(3)	—	—	—	69	(69)	—
Nonunion pension expense, including settlement(4)	—	3,798	3,798	977	2,821	25.7
Life insurance proceeds and changes in cash surrender value	—	(934)	(934)	—	(934)	—
Tax benefit from vested RSUs(5)	—	—	—	301	(301)	—
Alternative fuel tax credit(6)	—	—	—	1,203	(1,203)	—
Non-GAAP amounts	$54,519	$(3,292)	$51,227	$13,677	$37,550	26.7%

	Six Months Ended June 30, 2017
			Income
		Other	Before	Income
	Operating	Income	Income	Tax	Net	Effective
	Income	(Costs)	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$15,867	$(4,379)	$11,488	$3,118	$8,370	27.1%
Restructuring charges(2)	1,994	—	1,994	785	1,209	39.4
Nonunion pension expense, including settlement(4)	—	2,512	2,512	977	1,535	38.9
Life insurance proceeds and changes in cash surrender value	—	(987)	(987)	—	(987)	—
Tax benefit from vested RSUs(5)	—	—	—	1,245	(1,245)	—
Non-GAAP amounts	$17,861	$(2,854)	$15,007	$6,125	$8,882	40.8%

1)

As previously discussed in this press release, ABF Freight, Inc. recorded a one-time charge in June 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
3)

Impact on current or deferred income tax expense as a result of recognizing a reasonable estimate of the tax effects of the Tax Cuts and Jobs Act (“2017 Tax Reform Act”) that was signed into law on December 22, 2017.

4)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, for all periods presented, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as an amendment to terminate the nonunion defined benefit pension plan with a termination date of December 31, 2017 was executed in November 2017.

5)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax benefit during the three and six months ended June 30, 2018 and 2017.
6)	Represents the amount of the alternative fuel tax credit related to the year ended December 31, 2017 which was recorded in first quarter 2018 due to the February 2018 retroactive reinstatement.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Six Months Ended
	June 30				June 30
	2018		2017		2018		2017
Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$3,381	99.4%	$22,895	95.6%	$16,783	98.4%	$14,547	98.5%
Multiemployer pension fund withdrawal liability charge, pre-tax(1)	37,922	(6.8)	—	—	37,922	(3.6)	—	—
Restructuring charges, pre-tax(2)	—	—	33	—	—	—	173	—
Non-GAAP amounts	$41,303	92.6%	$22,928	95.6%	$54,705	94.8%	$14,720	98.5%

Asset-Light

ArcBest
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$3,707	98.1%	$5,929	96.6%	$6,872	98.2%	$7,021	97.9%
Restructuring charges, pre-tax(2)	143	(0.1)	65	—	152	—	875	(0.3)
Non-GAAP amounts	$3,850	98.0%	$5,994	96.6%	$7,024	98.2%	$7,896	97.6%

FleetNet
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$1,029	97.8%	$747	98.0%	$2,550	97.3%	$1,768	97.7%
Restructuring charges, pre-tax(2)	—	—	—	—	—	—	—	—
Non-GAAP amounts	$1,029	97.8%	$747	98.0%	$2,550	97.3%	$1,768	97.7%

Total Asset-Light
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$4,736	98.1%	$6,676	96.9%	$9,422	98.0%	$8,789	97.8%
Restructuring charges, pre-tax(2)	143	(0.1)	65	—	152	—	875	(0.2)
Non-GAAP amounts	$4,879	98.0%	$6,741	96.9%	$9,574	98.0%	$9,664	97.6%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(4,961)		$(3,804)		$(10,324)		$(7,469)
Restructuring charges, pre-tax(2)	197		265		564		946
Non-GAAP amounts	$(4,764)		$(3,539)		$(9,760)		$(6,523)

1)

As previously discussed in this press release, ABF Freight, Inc. recorded a one-time charge in June 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance, because it excludes amortization of acquired intangibles and software of the Asset-Light businesses, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017
	(Unaudited)
ArcBest Corporation - Consolidated	($ thousands)

Net Income	$1,233	$15,777	$11,187	$8,370
Interest and other related financing costs	2,013	1,389	4,072	2,704
Income tax benefit	(499)	8,358	(1,462)	3,118
Depreciation and amortization	27,187	25,209	53,673	50,603
Amortization of share-based compensation	1,674	1,868	3,544	3,599
Amortization of net actuarial losses of benefit plans and pension settlement expense	1,119	1,695	2,647	4,732
Multiemployer pension fund withdrawal liability charge(1)	37,922	—	37,922	—
Restructuring charges(2)	340	363	716	1,994
Consolidated Adjusted EBITDA	$70,989	$54,659	$112,299	$75,120

1)

As previously discussed in this press release, ABF Freight, Inc. recorded a one-time charge in June 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.

	Three Months Ended June 30
	2018				2017
		Depreciation				Depreciation
	Operating	and	Restructuring	Adjusted	Operating	and	Restructuring	Adjusted
	Income	Amortization	Charges(2)	EBITDA	Income	Amortization	Charges(2)	EBITDA
	(Unaudited)
Asset-Light	($ thousands)

ArcBest(3)	$3,707	$3,597	$143	$7,447	$5,929	$3,230	$65	$9,224
FleetNet	1,029	264	—	1,293	747	272	—	1,019
Total Asset-Light	$4,736	$3,861	$143	$8,740	$6,676	$3,502	$65	$10,243

	Six Months Ended June 30
	2018				2017
		Depreciation				Depreciation
	Operating	and	Restructuring	Adjusted	Operating	and	Restructuring	Adjusted
	Income	Amortization	Charges(2)	EBITDA	Income	Amortization	Charges(2)	EBITDA
	(Unaudited)
Asset-Light	($ thousands)

ArcBest(3)	$6,872	$7,005	$152	$14,029	$7,021	$6,496	$875	$14,392
FleetNet	2,550	543	—	3,093	1,768	552	—	2,320
Total Asset-Light	$9,422	$7,548	$152	$17,122	$8,789	$7,048	$875	$16,712

3)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
4)	Depreciation and amortization consists primarily of amortization of intangibles and software associated with acquired businesses.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Non-GAAP Net Revenue

Management uses net revenue, defined as revenues less purchased transportation costs, as a key performance measure of our ArcBest segment which primarily sources transportation services from third-party providers. Non-GAAP net revenue margin for the ArcBest segment is calculated as net revenue divided by revenues.

	Three Months Ended			Six Months Ended
	June 30			June 30
	2018	2017	% Change	2018	2017	% Change
	(Unaudited)
ArcBest Segment	($ thousands)

Revenues	$199,987	$175,929	13.7%	$381,920	$328,805	16.2%
Purchased transportation	162,920	139,432	16.8%	311,292	261,419	19.1%
Non-GAAP net revenue	$37,067	$36,497	1.6%	$70,628	$67,386	4.8%

Non-GAAP Net Revenue Margin	18.5%	20.7%		18.5%	20.5%

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Six Months Ended
	June 30			June 30
	2018	2017	% Change	2018	2017	% Change
	(Unaudited)
Asset-Based

Workdays	64.0	63.5		127.5	127.5

Billed Revenue(1) / CWT	$33.73	$30.84	9.4%	$32.96	$30.17	9.2%

Billed Revenue(1) / Shipment	$436.52	$378.18	15.4%	$424.89	$367.24	15.7%

Shipments	1,297,399	1,370,497	(5.3%)	2,480,655	2,687,415	(7.7%)

Shipments / Day	20,272	21,583	(6.1%)	19,456	21,078	(7.7%)

Tonnage (Tons)	839,583	840,275	(0.1%)	1,599,139	1,635,450	(2.2%)

Tons / Day	13,118	13,233	(0.9%)	12,542	12,827	(2.2%)

1)

Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Six Months Ended
	June 30, 2018	June 30, 2018
	(Unaudited)
ArcBest(2)

Revenue / Shipment	16.2%	19.7%

Shipments / Day	(6.0%)	(5.8%)

2)

Presentation of operating statistics for the ArcBest segment has been revised to reflect the segment’s combined operations, including the expedite, truckload, and truckload-dedicated operations for which statistics were previously reported, as well as other service offerings of the segment.

###